Exhibit 10.35

PROMISSORY NOTE

(PRIME RATE; UNSECURED)

$11,000,000.00

Albany, New York

March 14, 2006

FOR VALUE RECEIVED, FIRST ALBANY COMPANIES INC., a New York business corporation with its principal office and place of business at 30 South Pearl Street, Albany, New York 12207 (the "Borrower") promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, with an office for the transaction of business at 66 South Pearl Street, Albany, New York 12207 ("KeyBank" or “Bank”) in lawful money of the United States of America the principal sum of Eleven Million  and no/100s ($11,000,000.00) Dollars), or, the aggregate unpaid principal amount of all Advances made by the Bank to the Borrower pursuant to Article II of the Loan Agreement, as hereinafter defined, if less, with interest on the unpaid principal balance of such amount from the date of this Note at the Interest Rate hereinafter defined.  This Note evidences that certain Term Loan to be  made by KeyBank to the Borrower in a series of Advances on the Advance Dates (the “2006 Term Loan” or the “Loan”), under and pursuant to that certain Loan Agreement between the Borrower and KeyBank dated as of March 14, 2006 (the “Loan Agreement”), the terms and provisions of which are incorporated herein by reference and made a part hereof.

The holder of this Note shall set forth on a schedule to this Note or maintained on a electronic information systems/electronic record/computer maintained record, the date and original principal amount of each Advance.  The outstanding principal set forth on any such schedule or any electronic record shall be presumptive prima facie evidence of the Outstanding Principal of this Note and of all Advances made pursuant to the Credit Agreement.  No failure by the Bank to make and no error by the Bank in making any annotation on any such schedule or electronic record shall affect the Borrower’s obligation to pay the principal and interest of each and every Advance of the Term Loan or any other obligation of the Borrower to the Bank pursuant to this Note.

I. DEFINITIONS

(a) “BUSINESS DAY” means any day other than a Saturday, Sunday or other holiday on which commercial banks in New York State are authorized or required to close pursuant to the laws of the State of New York.

(b) "DEFAULT INTEREST RATE" means the Interest Rate (hereinbelow defined) plus two (2%) percent per annum.

(c) “INITIAL INTEREST PERIOD” means that period commencing on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs.

(d) "INTEREST PERIOD" means, as applicable, (i) the Initial Interest Period and (ii) each Calendar Month thereafter.  Notwithstanding the foregoing, each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

(e) “INTEREST RATE” means a variable rate of interest equal to one percent (1%) in excess of the Prime Rate.  Any change in the Interest Rate shall be effective immediately from and after such change in the Prime Rate.

(f)

“PRIME RATE” means .that interest rate established from time to time by the Bank as the Bank’s Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by the Bank for commercial or other extensions of credit.

(g)

"LOAN DOCUMENTS" means this Note, the Loan Agreement, the Springing Pledge Agreement, the Negative Pledge Agreement, the Acceptable Securities Pledge Agreement, the Pledge Agreement Deposit Account and all other instruments, documents, agreements, certifications, and/or certificates at any time given to or held by the Bank in connection with this Note and the obligations hereunder .

(h)

"MATURITY DATE" means the Stated Maturity Date, or such earlier date the Bank exercises its right to accelerate the 2006 Term Loan as provided in the Loan Agreement and in the other Loan Documents.

(i)

“STATED MATURITY DATE” means June 15, 2006.  All Capitalized Terms used herein and not defined herein shall have that meaning ascribed to such term in the Loan Agreement.

II.  INTEREST

(a)

COMPUTATION OF INTEREST.  Interest on the outstanding principal balance of this Note shall be computed on the basis of a 360-day year for the actual number of days elapsed.  Interest shall accrue until payment is made.

(b)

IMPLEMENTATION OF DEFAULT INTEREST RATE.  Any principal amount not paid when due (whether by demand, acceleration or otherwise)  shall bear interest thereafter until paid in full, at the Default Interest Rate without notice to the Borrower or further action by KeyBank.

(c)

PERIODIC CHANGE IN INTEREST RATE.  Any change in the Prime Rate shall automatically and simultaneously affect a corresponding change in the Interest Rate without notice to Borrower or further action by the Bank.

III.  PAYMENT OF INTEREST AND PRINCIPAL

(a)

INTEREST PAYMENTS.  The Borrower shall pay interest at the Interest Rate on the unpaid principal balance due under this Note on the first day of each Interest Period commencing on the first day of the first Interest Period immediately following the date of this Note and continuing on the first day of each and every Interest Period thereafter until the Maturity Date.

(b)

PAYMENTS OF PRINCIPAL AND INTEREST .   The Borrower shall make payments of principal and Interest as follows:

(i)

An amount equal to fifty percent (50%) of all Net Proceeds from any Restricted Share Sale occurring prior to the Maturity Date and as long as no Event of Default has occurred and is continuing, payable on the Business Day immediately following the receipt of any such Net Proceeds;

(ii)

An amount equal to the applicable Collateral Deficiency payable on the first Business Day of each Collateral Deficiency Occurrence if the Borrower shall fail to either Cash Collateralize or Securities Collateralize such Collateral Deficiency; and

(iii)

The entire outstanding principal balance, all accrued and unpaid interest and all other charges due under the Loan Agreement and under any other of the Loan Documents shall become immediately due and payable in full on the Maturity Date.

IV

DEFAULT

(a)

EVENTS OF DEFAULT.

The Borrower shall be considered in default under this Note and all other Loan Documents upon the occurrence of any one or more of the following events, herein sometimes referred to as events of default:

(i) The failure of the Borrower to pay within ten (10) days of when due, whether by acceleration, demand or otherwise, any principal, interest, or any other charge due hereunder, under any other Loan Document or under any Qualified Lease Agreement (as defined in the 2005 Loan Agreement); or

(ii)  The occurrence of any Event of Default as set forth in the Loan Agreement or any other Loan Document.

(b)

CURE PERIOD WITH RESPECT TO FINANCIAL COVENANTS.  Notwithstanding anything to the contrary contained herein, the Borrower’s failure to meet any Financial Covenants contained in Section 5.04 of the Loan Agreement shall constitute an Event of Default only if the Borrower fails to cause the covenant violated to be brought into compliance within forty-five (45) days of the date written notice of the Borrower’s failure to meet the financial covenant is given to the Borrower by KeyBank.

(c)

RIGHTS ON DEFAULT.

Upon the occurrence of an Event of Default, KeyBank may in its discretion:

(i)

Declare this Note and all other obligations due KeyBank by the Borrower to be forthwith due and payable in full without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived;

(ii)

Exercise all rights and remedies to KeyBank hereunder, under the Loan Agreement and under all other Loan Documents; and/or

(iii)

Exercise any and all other rights and remedies available to KeyBank, at law or in equity.

It is agreed that upon an Event of Default as specified in Section 6.01(f) of the Loan Agreement, this Note and all other obligations of the Borrower to KeyBank shall forthwith become due and payable automatically, all without notice, demand or protest, all of which are hereby waived.

V

GENERAL CONDITIONS

(a)

METHOD OF PAYMENT.  All payments due under this Note are payable at 66 South Pearl Street, Albany, New York 12207, or at such other place as KeyBank shall notify Borrower in writing.  KeyBank reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment, to be by wired federal funds or other immediately available funds or to be paid at a place other than the above address. Whenever any payment to be made under this Note shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and any extension of time shall, in such case, be included in the computation of the payment of Interest.

(b)

APPLICATION OF PAYMENTS RECEIVED.  Except as may otherwise be provided in this Note, all payments received by KeyBank on this Note shall be applied by KeyBank to any unpaid Late Payment Charges (hereinbelow defined) and other charges due hereunder and under the other Loan Documents, accrued and unpaid interest then due and owing and the reduction of principal due on this Note, in such order and in such amounts as KeyBank may determine from time to time.

(c)

LATE PAYMENT CHARGES.  If Borrower fails to pay any amount of principal and/or interest on this Note for ten (10) days after such payment becomes due, whether by acceleration, demand or otherwise, KeyBank may, at its option, whether immediately or at the time of final payment of the amounts evidenced by this Note, impose a late payment charge (the "Late Payment Charge") computed by multiplying the amount of each past due payment by five (5%) percent.  Until any and all Late Payment Charges are paid in full, the amount thereof shall be added to the indebtedness secured by all of the Loan Documents.  The Late Payment Charge is not a penalty and is deemed to be liquidated damages for the purpose of compensating KeyBank for the difficulty in computing the actual amount of damages incurred by KeyBank as a result of the late payment by Borrower.

(d)

PREPAYMENT. The Borrower may, upon at least five (5) Business Days' notice to KeyBank, prepay this Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid without penalty or premium, provided, that each partial prepayment shall be in a principal amount of not less than Fifty Thousand Dollars ($50,000.00) and the Borrower pays to KeyBank any and all other fees and charges then due hereunder and under the other Loan Documents in connection with such prepayment.  All partial prepayments, including, but not limited to prepayments pursuant to Section III(b)(iii) of this Note shall be applied to principal in the inverse order of maturity.  Without limiting the foregoing, if this Note is prepaid on any day other than the last day of an Interest Period applicable thereto, the Borrower shall also pay to KeyBank any loss or expense that KeyBank may sustain or incur as a consequence of a default by the Borrower in making any prepayment of the Note after the Borrower has given a notice thereof to KeyBank in accordance with the provision of the Loan Agreement  A statement as to any amount payable pursuant to this Section V(d) submitted to the Borrower by KeyBank shall be conclusive in the absence of manifest error.  This provision shall survive the payment in full of the Note.

(e)

COSTS AND EXPENSES.  If this Note, or any other Loan Document is placed with an attorney for collection or enforcement, the Borrower agrees that KeyBank shall be entitled to collect from and the Borrower shall pay all costs of collection or enforcement, including, but not limited to, reasonable attorneys' fees, incurred in connection with the protection or realization of collateral or in connection with any of KeyBank's collection or enforcement efforts, whether or not a suit or proceeding is commenced, and all such costs and expenses shall be payable on demand and until paid shall also be secured by the Loan Documents and by all other collateral held by KeyBank as security for Borrower's obligations to KeyBank hereunder and under the other Loan Documents.

(f)

NO WAIVER BY KEYBANK.  No failure by any guarantor of the Loan to make any payments shall be deemed a waiver or release of Borrower's obligations hereunder.  No failure on the part of KeyBank or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default.  No failure to accelerate the Loan evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the Loan evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which KeyBank may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Borrower and each endorser or guarantor hereby expressly waive the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing.  This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

(g)

WAIVER BY BORROWER.  Borrower and each endorser or guarantor of this Note hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code of 1978, both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

(h)

COMPLIANCE WITH USURY LAWS.  It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note.  All agreements between Borrower and KeyBank, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to KeyBank or the holder hereof, or collected by KeyBank or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws.  If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances KeyBank or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf.  All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof.  The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower, any endorser or guarantor and KeyBank.

(i)

GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK.  BORROWER AND EACH ENDORSER OR GUARANTOR HEREBY SUBMITS TO PERSONAL JURISDICTION IN SAID STATE FOR THE ENFORCEMENT OF BORROWER'S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF LITIGATION TO ENFORCE SUCH OBLIGATIONS OF BORROWER.

(j)

WAIVER OF JURY TRIAL.  KEYBANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE, ANY OTHER LOAN DOCUMENT OR THE LOAN, OR ANY INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE LOAN, OR THE VALIDITY, PERFECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN THE BORROWER AND KEYBANK.

(k)

NOTICES, Etc.  All notices, requests, demands, and other communications provided for hereunder shall be in writing (including email, telegraphic and telefaxed communications) and shall be sufficiently given when received or three (3) days after mailing (whichever first occurs) and, if delivered by mail, shall be sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Borrower or the Bank, as the case may be, at the addresses listed below or such other address as a party may notify the other parties of in the manner as herein required, from time to time:

To the Borrower:

FIRST ALBANY COMPANIES INC.

677 Broadway

Albany, New York 12207

Attn:  Chief Financial Officer

With a Copy to:

MILBANK, TWEED, HADLEY & McCLOY LLP

1 Chase Manhattan Plaza

New York, New York 10005

Attn: Howard Kelberg

To the Bank:

KEYBANK NATIONAL ASSOCIATION

66 South Pearl Street

Albany, New York  12207

Attention: First Albany Companies

     Richard C. VanAuken, Senior V.P.

With a copy to:

Lemery Greisler, LLC

50 Beaver Street

Albany, New York 12207

Attention: Nicholas J. Greisler, Esq.

(l)

LIABILITY IF MORE THAN ONE BORROWER.  If more than one person or entity executes this Note as a Borrower, all of said persons or entities are jointly and severally liable hereunder.  Further, if more than one person executes this Note or the word “Borrower” may be read as “Borrowers” where applicable.  Additionally, it is agreed that the term “Borrower” or “Borrowers” when used herein shall include the respective heirs, successors and permitted assigns of the Borrower or Borrowers, as the case may be.

(m)

ENTIRE AGREEMENT.  This Note and the other Loan Documents constitute the entire understanding between Borrower and KeyBank with respect to the Loan and to the extent that any writings not signed by KeyBank or oral statements or conversations at any time made or had shall be inconsistent with the provisions of this Note and the other Loan Documents, the same shall be null and void.

(n)  PARAGRAPH HEADINGS.  The paragraph headings contained herein are for convenience in reference only and shall not be deemed to control or affect the meaning or interpretation of any paragraph or provision of this Note.

IN WITNESS WHEREOF, Borrower has executed this instrument the date first above written.

FIRST ALBANY COMPANIES INC.

By: /s/ Paul Kutey

_____________________

STATE OF NEW YORK  )

COUNTY OF ALBANY   )  ss.:

On this     day of March, 2006, before me, the undersigned, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

    /s/

Notary Public-State of New York